Exhibit 5.1

GREENBERG TRAURIG, LLP

18565 Jamboree Road, Suite 500

Irvine, CA 92612

June 12, 2026

Lantern Pharma Inc.

1920 McKinney Avenue, 7th Floor

Dallas, Texas 75201

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Lantern Pharma Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offer and sale by certain selling stockholders of up to 2,242,719 shares of common stock, par value $0.0001 per share, of the Company (the “Common Shares”) issuable upon the exercise of warrants of the Company held by such selling stockholders (the “Warrants”). The Warrants were issued in a private placement transaction consummated with the selling stockholders on May 14, 2026.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering this opinion, we have examined the Registration Statement, forms of the Amended and Restated Certificate of Incorporation and By-laws of the Company as amended and currently in effect, and the corporate action of the Company that provides for the issuance of the Common Shares, and we have made such other investigation as we have deemed appropriate.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Based upon and subject to the foregoing, it is our opinion that the Common Shares, when issued and paid for in accordance with the Warrants, shall have been validly issued and will be fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption “Legal Matters” in the prospectus made part of the Registration Statement.

Very truly yours,

/s/ GREENBERG TRAURIG, LLP